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                                                                   EXHIBIT 10.13

                      IGF/ACCEPTANCE RETROCESSION AGREEMENT

      THIS IGF/ACCEPTANCE RETROCESSION AGREEMENT ("Retrocession Agreement") is made and entered into as of May 23, 2001 by and between Acceptance Insurance Company, a Nebraska domestic insurance company ("Reinsurer"), and IGF Insurance Company ("IGF"), an Indiana domestic insurance company, for itself and for Continental Casualty Insurance Company (sometimes referred to collectively with IGF in this Retrocession Agreement as "Ceding Companies.")

                             W I T N E S S E T H :

      WHEREAS, IGF, Reinsurer and others have entered into a certain Asset Purchase Agreement (the "Asset Purchase Agreement") dated as of May 23, 2001; and

      WHEREAS, IGF is a party to an SRA, as defined in the Asset Purchase Agreement ("Outside Reinsurance"); and

      WHEREAS, the Ceding Companies and the Reinsurer jointly intend that all Outside Reinsurance will inure to the benefit of the Reinsurer; and

      WHEREAS, subject to the terms and conditions set forth in this Retrocession Agreement, Ceding Companies desire to cede to Reinsurer, and Reinsurer desires to accept from Ceding Companies and to reinsure 100%, net of all other valid and collectible reinsurance, all rights, benefits and obligations associated with all of Ceding Companies' contracts of insurance identified on Asset Purchase Agreement Schedule 3.05A respecting risks located within the United States ("Reinsured Obligations").

      NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties hereto, they hereby covenant and agree as follows:

                                   ARTICLE I

                                 EFFECTIVE TIME

      This Retrocession Agreement shall be effective as of 12:01 a.m. Eastern Standard Time ("Effective Time") on the date of the Closing as defined in the Asset Purchase Agreement. If the Asset Purchase Agreement is terminated pursuant to its terms and conditions, this Retrocession Agreement shall terminate concurrently with the Asset Purchase Agreement and never shall be effective.

                                   ARTICLE II

                REINSURED OBLIGATIONS; REPRESENTATIONS OF PARTIES

      Section 2.01. Description of Reinsured Obligations. Subject to the provisions of this Retrocession Agreement, Ceding Companies hereby assign, transfer, set over, cede and reinsure to Reinsurer, and Reinsurer hereby reinsures on a 100% quota share basis from the Ceding

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Companies, net of all other valid and collectible reinsurance, all liabilities and obligations for losses occurring prior to the Effective Time associated with the Reinsured Contracts.

      SECTION 2.02. REPRESENTATIONS OF CEDING COMPANIES. IGF represents, to the best of its knowledge and belief, that as of the Effective Time:

            (a) IGF is a corporation duly organized and validly existing in good standing under the laws of the State of Indiana. The Ceding Companies have the corporate power and authority to carry on their business substantially as it is now being conducted.

            (b) IGF has the requisite corporate power and authority to take, and has taken, all corporate action necessary to execute and deliver this Retrocession Agreement on its own behalf and on behalf of Continental Casualty Insurance Company, and to consummate the transactions contemplated hereby. This Retrocession Agreement has been validly executed and delivered by IGF, and is a valid and binding agreement of the Ceding Companies, enforceable against the Ceding Companies in accordance with its terms.

      SECTION 2.03. REPRESENTATIONS OF REINSURER. Reinsurer represents, to the best of its knowledge and belief, that as of the Effective Time:

            (a) Reinsurer is a corporation duly organized and validly existing in good standing under the laws of the State of Nebraska and is an authorized insurer in Nebraska. Reinsurer has the corporate power and authority to carry on its business substantially as it is now being conducted.

            (b) Reinsurer has the requisite corporate power and authority and has taken all corporate action necessary to execute and deliver this Retrocession Agreement and to consummate the transactions contemplated hereby. This Retrocession Agreement has been validly executed and delivered by Reinsurer and is a valid and binding agreement of Reinsurer, enforceable against Reinsurer in accordance with its terms.

      SECTION 2.04. QUOTA SHARE BASIS. Ceding Companies and Reinsurer acknowledge and agree that the reinsurance provided herein is on a 100% quota share basis. Reinsurer agrees to assume all obligations and liabilities of Ceding Companies under the Reinsured Contracts, net of all other valid and collectible reinsurance, all of which shall inure to the benefit of Reinsurer; subject, however, to the same rights, offsets, counterclaims, cross-actions and defenses that are or may be possessed by the Ceding Companies. It is expressly understood that no such offsets, counterclaims, cross-actions or defenses are or shall be waived, but that the same are expressly preserved and that the Reinsurer shall be duly subrogated thereto, whether the same be known to exist or are hereafter discovered.


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                                  ARTICLE III

                                   INSOLVENCY

      SECTION 3.01. INSOLVENCY.

            (a) In the event of the insolvency of the Ceding Companies, it is agreed that the liquidator, receiver, conservator or statutory successor of the Ceding Companies shall give written notice to the Reinsurer of the pendency of a claim against the Ceding Companies indicating the policy reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Ceding Companies or its liquidator, receiver, conservator or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Ceding Companies as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Ceding Companies solely as a result of the defense undertaken by the Reinsurer.

            (b) Where two or more reinsurers are involved in the same claim and a majority in interest elect to interpose defense to such claim, the expense shall be apportioned in accordance with the terms of this Agreement as though such expense had been incurred by the Ceding Companies.

            (c) It is further understood and agreed that, in the event of the insolvency of the Ceding Companies, the reinsurance under this Agreement shall be payable directly by the Reinsurer to the Ceding Companies or to its liquidator, receiver or statutory successor, except (1) where this Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Ceding Companies or (2) where the Reinsurer with the consent of the direct insured or insureds has assumed such policy obligations of the Ceding Companies as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Ceding Companies to such payees.

                                   ARTICLE IV

                    CONSIDERATION FOR RETROCESSION CONTRACTS

      SECTION 4.01. CONSIDERATION. For and in consideration for this Retrocession Agreement Ceding Companies will remit to Reinsurer all gross written premium with respect to the Reinsured Contracts, and IGF shall be deemed to have a fiduciary responsibility to Reinsurer with respect to all such premium. Written premium with respect to the Reinsured Contracts paid to Ceding Companies before the Effective Time will be remitted to Reinsurer on the date of the Closing. All gross written premiums with respect to the Reinsured Contracts paid to Ceding Companies after Closing will be remitted to Reinsurer not less often than once each month.


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      SECTION 4.02. COMMISSION AND TAXES. Reinsurer and IGF agree that from the premiums due on all crop hail policies reinsured hereunder, IGF shall be paid all agents commission advanced and unpaid by Reinsurer. The Reinsurer on behalf of IGF shall remit to agents from premium payable after closing all agents commissions due. The premium taxes and boards, bureaus and fees to associations shall be paid to IGF from premiums paid or payable on policies covered under this Agreement.

                                   ARTICLE V

                                    LIABILITY

      SECTION 5.01. PAYMENT OF CLAIMS AND BENEFITS. From and after the Effective Time, Reinsurer shall be responsible for (a) paying all benefits and amounts due under the Reinsured Contracts in accordance with the terms of thereof; (b) arranging for or providing benefits under the Reinsured Contracts; (c) paying all premium refunds with respect to premiums received under the Reinsured Contracts; and (d) paying all expenses in connection with the investigations, adjustment, appraisal or settlement of all claims or benefits under the Reinsured Contracts on or after the Effective Time.

      SECTION 5.02. ACTIONS ON OR AFTER EFFECTIVE TIME. If any legal or regulatory actions are threatened or filed in connection with any of the Reinsured Contracts on or after the Effective Time, the parties agree to provide each other with prompt notice thereof, within such time period as would allow the appropriate party the opportunity to answer, appear or to take any action necessary or to avoid a default judgment. The parties agree to cooperate with each other with respect to any such legal or regulatory actions, whether threatened or actual.

      SECTION 5.03. TAXES. The Ceding Companies shall retain full responsibility for any tax liability relating to the Reinsured Contracts for all taxable periods or portions thereof prior to the Effective Time. Reinsurer shall also have full responsibility for any tax liability or benefit relating to the Reinsured Contracts for all taxable periods or portions thereof beginning on the Effective Time, with appropriate adjustments, if any, made annually between the parties.

                                   ARTICLE VI

                              ERRORS AND OVERSIGHTS

      Each party to this Retrocession Agreement will act reasonably to comply with its terms. Clerical errors and oversights occasioned in good faith in carrying out this Retrocession Agreement will not prejudice either party and will be rectified promptly on an equitable basis.

                                  ARTICLE VII

                                   ARBITRATION

      SECTION 7.1 COMPULSORY ARBITRATION.

            (a) The parties intend this article to be enforceable in accordance with the Federal Arbitration Act (9 U.S.C. Section 1, et seq.), including any amendments to that


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      Act which are subsequently adopted, notwithstanding any other choice of law provision set forth in this Agreement. In the event that either party refuses to submit to arbitration as required herein, the other party may request a United States Federal District Court to compel arbitration in accordance with the Federal Arbitration Act. Both parties consent to the jurisdiction of such court to enforce this article and to confirm and enforce the performance of any award of the arbitrators.

            (b) Any dispute or other matter in question between the Reinsurer and the Ceding Companies arising out of or relating to the formation, interpretation, performance, or breach of this Agreement, whether such dispute arises before or after termination of this Agreement, shall be resolved by arbitration if the parties are unable to resolve the dispute through negotiation. Arbitration shall be initiated by the delivery of a written demand for arbitration by one party to the other.

      SECTION 7.2. PROCEDURE.

            (a) Each party shall appoint an individual as arbitrator and the two so appointed shall then appoint an umpire. If either party refuses or neglects to appoint an arbitrator within forty-five (45) days after the initial delivery of the demand for arbitration, the other party may appoint the second arbitrator. If the two arbitrators do not agree on an umpire within forty-five (45) days of their appointment, the parties shall petition the American Arbitration Association to appoint an umpire with the qualifications set forth below. The arbitrators shall be active or retired officers of insurance or reinsurance companies, Lloyd's of London Underwriters or reinsurance brokers; the arbitrators shall not have a personal or financial interest in the result of the arbitration.

            (b) The arbitration hearing shall be held in Omaha, Nebraska or such other place as may be mutually agreed. Each party shall submit its case to the arbitrators within forty-five (45) days of the selection of the umpire or within such longer period as may be agreed by the arbitrators. The arbitrators shall not be obliged to follow judicial formalities or the rules of evidence except to the extent required by law of the state of New York; they shall make their decisions according to the practice of the reinsurance business. The decision rendered by a majority of the arbitrators shall be final and binding on both parties. Such decision shall be a condition precedent to any right of legal action arising out of the arbitrated dispute which either party may have against the other. Judgment upon the award rendered may be entered in any court having jurisdiction thereof. The Company shall abide by the final decision of such Court or of any appellate court in the event of an appeal.

            (c) Except as provided above, arbitration shall be based, insofar as applicable, upon the Commercial Arbitration Rules of the American Arbitration Association.

      SECTION 7.3. COSTS. Each party shall bear its own costs in connection with any such arbitration including, without limitation, (i) all legal, accounting, and any other professional fees and expenses, (ii) the fees and expenses of its own arbitrator, and (iii) all other costs and expenses each party incurs to prepare for such arbitration. Other than set forth above, each side


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shall pay (iv) one-half of the fee and expenses of the umpire, and (v) one-half of the other expenses that the parties jointly incur directly related to the arbitration proceeding.

                                  ARTICLE VIII

                                   TERMINATION

      SECTION 8.01. TERMINATION DATE. This Agreement can only be terminated by mutual consent of the Ceding Companies and Reinsurer.

      SECTION 8.02. APPROVALS. If the approval of any state insurance department is necessary for the effectiveness of this Retrocession Agreement, the Ceding Companies and Reinsurer will cooperate and use their best efforts to obtain such approvals.

      SECTION 8.03. COSTS OF TERMINATION. If this Retrocession Agreement is terminated pursuant to Section 8.01, neither party shall be liable to the other for any costs, expenses, causes of actions, fees or claims of any type due with respect to such termination.

                                   ARTICLE IX

                       REGULATORY COMPLIANCE AND APPROVALS

      SECTION 9.01. COMPLIANCE. The parties agree to comply with all laws, regulations or directions of appropriate state insurance departments with regard to (a) any notification to policyholders under the Reinsured Contracts (including without limitation all content, description, timing or other requirements), (b) this Retrocession Agreement and (c) all service requirements to policyholders under the Reinsured Contracts.

      SECTION 9.02. REGULATORY APPROVALS. The parties agree that where formal approval is required by any state insurance regulatory agency, this Retrocession Agreement shall not be effective as to any and all Reinsured Contracts in effect in such state until such approval is obtained.

                                   ARTICLE X

                                 CONFIDENTIALITY

      SECTION 10.01. CONFIDENTIAL INFORMATION. During the course of performance under this Retrocession Agreement, the parties and their respective agents, employees and representatives will obtain or have access to certain proprietary or confidential information. The parties undertake and covenant, one to the other, that they will, and they will cause their respective agents, employees and representatives to, maintain the confidential information in a confidential manner in accordance with applicable local, state or federal laws, and in accordance with this Retrocession Agreement.


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                                   ARTICLE XI

                             RELATIONSHIP OF PARTIES

      SECTION 11.01. NO EMPLOYMENT RELATIONSHIP. The relationships between the parties hereto shall be that of independent contractors. Nothing herein shall be construed to create the relationship of employer and employee between Reinsurer, the Ceding Companies or any of their respective agents or employees.

                                  ARTICLE XII

                                OTHER PROVISIONS

      SECTION 12.01. PARAGRAPH HEADINGS. The headings of the provisions of this Retrocession Agreement are for reference purposes and have no legal force or effect.

      SECTION 12.02. GOVERNING LAW. This Retrocession Agreement shall be construed and interpreted according to the laws of the State of Iowa.

      SECTION 12.03. OTHER ACTIONS. The Ceding Companies and Reinsurer will use their best efforts to cause the reinsurance contemplated under this Retrocession Agreement to be consummated and approved by all necessary regulatory bodies and to do such further acts, matters and deeds, and execute any and all additional instruments and agreements, that may be mutually agreed as necessary or reasonably required in order to carry this Retrocession Agreement into full effect.

      SECTION 12.04. COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes of this Agreement, facsimile signatures shall be deemed originals, and the parties agree to exchange original signatures as promptly as possible.

      SECTION 12.05. SET OFF. IGF and Reinsurer shall have the right to offset any balance or amounts due from one party to the other under the terms of this Agreement. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise.

      SECTION 12.06. NOTICES. Until otherwise notified, all formal notices, requests, demands and other communications between the parties shall be directed to the parties at their respective addresses as follows:

            If to Reinsurer:

                  Acceptance Insurance Company
                  535 West Broadway
                  Council Bluffs, Iowa 51503
                  Attn: President


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            If to Ceding Companies:

                  IGF Insurance Company
                  4720 Kingsway Drive
                  Indianapolis, Indiana 46205
                  Attn: President

      SECTION 12.07. ASSIGNMENT. This Retrocession Agreement is not assignable by either party without prior written consent of the other party and, where required, the prior approval of any appropriate state insurance department. Neither party's consent under this Section shall be unreasonably withheld.

      SECTION 12.08. WAIVER. Failure of Reinsurer or Ceding Companies to enforce any of its rights or remedies under this Retrocession Agreement shall not constitute a waiver of such rights or remedies exercisable hereunder.

      SECTION 12.09. SEVERABILITY. If any provision of this Retrocession Agreement should be determined to be invalid or otherwise unenforceable under law, the remainder of this Retrocession Agreement shall not be affected thereby.

      SECTION 12.10. AGREEMENT BINDING. This Retrocession Agreement is binding upon the parties hereto, their respective representatives, successors and assigns.

      SECTION 12.11. MULTIPLE COPIES. This Retrocession Agreement may be executed in multiple copies, and each shall have the same force and effect of the original.

      SECTION 12.11 JOINT AND SEVERAL LIABILITY. All rights and obligations of the Ceding Companies created under the terms of this Retrocession Agreement shall be joint and several.


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      IN WITNESS WHEREOF, this Retrocession Agreement has been duly executed.

                                        CEDING COMPANIES:

                                        IGF INSURANCE COMPANY, for itself and
                                        for CONTINENTAL CASUALTY
                                        INSURANCE COMPANY

                                        By: /s/ Alan G. Symons
                                           -------------------------------------
                                        Name: Alan G. Symons
                                             -----------------------------------
                                        Title: Vice Chairman, CEO, President
                                              ----------------------------------

                                        REINSURER:

                                        ACCEPTANCE INSURANCE COMPANY

                                        By: /s/ John E. Martin
                                           -------------------------------------
                                        Name: John E. Martin
                                             -----------------------------------
                                        Title: President
                                              ----------------------------------

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